Exhhibit 24.1

                                POWER OF ATTORNEY

      Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Derek M. DiRisio, the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

           Signature                         Title                    Date
           ---------                         ----                     ----


     /s/ ROBERT E. BUSCH                    Director          September 28, 2001
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        Robert E. Busch

       /S/ FRANK CASSIDY                    Director          September 28, 2001
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         Frank Cassidy

 /s/ ROBERT J. DOUGHERTY, JR.               Director          September 28, 2001
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   Robert J. Dougherty, Jr.

     /s/ E. JAMES FERLAND                   Director          September 28, 2001
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       E. James Ferland

     /s/ Thomas M. O'Flynn                  Director          September 28, 2001
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       Thomas M. O'Flynn

     /s/ R. EDWIN SELOVER                   Director          September 28, 2001
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       R. Edwin Selover